XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

Consolidated Financial Statements
As of December 31, 2007 and for the six months ended December 31, 2007 and 2006
(Stated in US Dollars)

Index to financial statements

Page
Consolidated Balance Sheet - As of December 31, 2007	F-1
Consolidated Statements of Operations - For the six and three months ended December 31, 2007 and 2006	F-2
Consolidated Statement of Stockholders’ Equity	F-3
Consolidated Statements of Cash Flows - For the six months ended December 31, 2007 and 2006	F-4
Notes to Consolidated Financial Statements	F-5 to F-22

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

A S S E T S

December 31, 2007
(Unaudited)
CURRENT ASSETS:
Cash	$537,587
Marketable securities	95,598
Accounts receivable, net of allowance for doubtful accounts of $159,523	13,247,713
Inventories	376,530
Other receivables	292,033
Other receivables - related parties	4,006,476
Prepayment	539,399
Total current assets	19,095,336

PLANT AND EQUIPMENT, net	7,684,231

Total assets	$26,779,567

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$7,905,430
Short term loans	3,642,747
Other payables	462,828
Accrued liabilities	215,427
Taxes payable	42
Current portion of contribution payable	750,000
Total current liabilities	12,976,474

CONTRIBUTION PAYABLE	4,250,000

COMMITMENTS AND CONTINGENCIES	-

SHAREHOLDERS' EQUITY:
Common Stock, $0.01 par value, 50,000 shares authorized,
10,000 shares issued and outstanding	100
Paid-in-capital	12,100,000
Contribution receivable	(6,210,100)
Retained earnings	940,780
Statutory reserves	1,144,032
Accumulated other comprehensive income	1,578,281
Total shareholders' equity	9,553,093
Total liabilities and shareholders' equity	$26,779,567

The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE SIX MONTHS AND THREE MONTHS ENDED
DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	For the six months ended		For the three months ended
	December 31,		December 31,
	2007	2006	2007	2006

REVENUE	$13,050,518	$10,079,945	$7,068,849	$5,069,521

COST OF SALES	10,550,302	8,056,463	5,599,431	4,045,221

GROSS PROFIT	2,500,216	2,023,482	1,469,418	1,024,300

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	629,266	658,652	330,291	399,945

INCOME FROM OPERATIONS	1,870,950	1,364,830	1,139,127	624,355

OTHER INCOME, NET
Other subsidy income	782,725	604,797	424,010	300,625
Non-operating income	3,820	-	2,719	-
Non-operating expense	(31,211)	(3,202)	(15,401)	(327)
Interest income	-	1,858	(1,196)	1,230
Interest expense	(147,569)	(428,231)	(63,029)	(241,008)
TOTAL OTHER INCOME, NET	607,765	175,222	347,103	60,520

INCOME BEFORE PROVISION FOR INCOME TAXES	2,478,715	1,540,052	1,486,230	684,875

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME	2,478,715	1,540,052	1,486,230	684,875

OTHER COMPREHENSIVE INCOME:
Unrealized gain from marketable securities	23,443	2,844	-	-
Foreign currency translation adjustment	559,325	84,372	-	-

COMPREHENSIVE INCOME	$3,061,483	$1,627,268	$1,486,230	$684,875

The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

							Accumulated other
	Common stock						comprehensive income
	Number	Par	Additional Paid-in	Contribution	Retained	Statutory	Foreign currency	Unrealized gain from marketable
	of shares	value	capital	receivable	earnings	reserves	translation	securities	Totals
BALANCE, June 30, 2006	10,000	$100	$12,100,000	$(13,470,100)	$2,801,427	$506,829	$175,029	$14,661	$2,127,946

Net income					1,540,052				1,540,052
Adjustment to statutory reserve					(65,976)	65,976			-
Unrealized gain from marketable securities								2,844	2,844
Foreign currency translation gain							84,372		84,372

BALANCE, December 31, 2006 (unaudited)	10,000	$100	$12,100,000	$(13,470,100)	$4,275,503	$572,805	$259,401	$17,505	$3,755,214

Net income					2,358,001				2,358,001
Adjustment to statutory reserve					(323,829)	323,829			-
Unrealized gain from marketable securities								5,679	5,679
Foreign currency translation gain							377,337		377,337

BALANCE, June 30, 2007	10,000	$100	$12,100,000	$(13,470,100)	$6,309,675	$896,634	$636,738	$23,184	$6,496,231

Net income					2,478,715				2,478,715
Adjustment to statutory reserve					(247,398)	247,398			-
Unrealized gain from marketable securities								23,443	23,443
Distribution to offset contribution receivable				7,260,000	(7,600,212)		335,591		(4,621)
Foreign currency translation gain							559,325		559,325

BALANCE, December 31, 2007 (unaudited)	10,000	$100	$12,100,000	$(6,210,100)	$940,780	$1,144,032	$1,531,654	$46,627	$9,553,093

The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,478,715	$1,540,052
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	544,359	538,488
Amortization of discount on capital lease	-	69,441
Bad debt expense	3,089
Change in operating assets and liabilities
Accounts receivable	6,003,336	8,928,228
Inventories	56,148	(78,228)
Other receivables	962,577	(3,164,343)
Other receivables - related parties	(3,903,903)	-
Prepayment	(4,564)	(95,103)
Accounts payable	(4,788,317)	(9,210,688)
Other payables	159,128	(125,626)
Accrued liabilities	(1,488)	(32,910)
Taxes payable	(630)	4,355
Net cash provided by (used in) operating activities	1,508,450	(1,626,334)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(11,385)	(15,760)
Net cash used in investing activities	(11,385)	(15,760)

CASH FLOWS FINANCING ACTIVITIES:
Payments of short term loan	(3,031,400)	(2,527,560)
Proceeds from short term loan	644,648	6,060,000
Payments on capital lease	-	(980,093)
Net cash (used in) provided by financing activities	(2,386,752)	2,552,347

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	2,391	18,776

(DECREASE) INCREASE IN CASH	(887,296)	929,029

CASH, beginning of period	1,424,883	403,822

CASH, end of period	$537,587	$1,332,851

The accompanying notes are an integral part of these statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Note 1 - Organization and description of business

Xin Ao Construction Materials, Inc. (“BVI-ACM”) was established on October 9, 2007, under the laws of British Virgin Islands. The majority shareholders of BVI-ACM are Chinese citizens who own 100% of Beijing Xin Ao Concrete Co., Ltd. (“Xin Ao”), a limited liability company formed under laws of the People’s Republic of China (“PRC”). BVI-ACM was established as a “special purpose vehicle” for foreign fund raising for Xin Ao. China State Administration of Foreign Exchange (“SAFE”) requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matter under the “Circular 106” in the PRC. On September 29, 2007, BVI-ACM was approved by local Chinese SAFE as a “special purpose vehicle” offshore company.

On November 23, 2007, BVI-ACM established a subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), in PRC as a wholly owned foreign limited liability company with registered capital of $5 million.

BVI-ACM, through its 100% owned China-ACMH and its variable interest entity (VIE) Xin Ao (see note 2), is engaged in producing general ready-mixed concrete, customized mechanical refining concrete, and some other concrete-related products which are mainly sold in PRC.

Xin Ao, licensed by Beijing Administration of Industry & Commerce, PRC, was established on June 28, 2002 with an initial capital contribution of approximately $3,630,000 (RMB30 million) and owned by Beijing Shang Di Xing Da Mixed Soil Ltd Co. (Shang Di) with 79% of ownership and Beijing Heng Xin Ao Tong Trading Ltd. (Heng Xin) with 21% of ownership.

On July 8, 2005, the Board of Directors of Xin Ao made a decision to increase its registered capital from approximately $3,630,000 (RMB30 million) to $12,100,000 (RMB100 million) through the use of Xin Ao’s undistributed profits. The percentage of the shareholders did not change and the registered capital contributed by Boya Fangyuan had increased from approximately $2.9 million (RMB23.7 million) to $9.6 million (RMB79 million) and by Jia Shi Long Teng had increased from approximately $762,300 (RMB6.3 million) to $2.5 million (RMB21 million). On the same day, Xin Ao had an ownership change with Boya Fangyuan transferring 50% of its 79% ownership, which was approximately $6.05 million (RMB50 million) of registered capital to Mr. Han Xianfu and Jia Shi Long Teng transferring 1% of its 21% interest to Mr. Han Xianfu. In December 2005, Jia Shi Long Teng transferred its remaining 20% ownership in Xin Ao to Boya Fangyuan. On August 27, 2007, Boya Fangyuan transferred its 9% to Mr. Han Xianfu and 40% to Mr. He Weili.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

On November 28, 2007, China-ACMH entered a series of contractual arrangements (the “Contractual Arrangements”) with Xin Ao and its shareholders in which China-ACMH effectively takes over management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao’s yearly net profits after tax. Additionally, Xin Ao’s Shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH’s rights to control and operate Xin Ao, Xin Ao’s shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through An Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Xin Ao’s results, assets and liabilities in its financial statements.

Through China-ACMH, BVI-ACM operates and controls Xin Ao through the Contractual Arrangements. The reasons that BVI-ACM used the contractual arrangements to acquire control of Xin Ao, instead of using a complete acquisition of Xin Ao’s assets or equity to make Xin Ao a wholly-owned subsidiary of BVI-ACM, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange transactions, PRC law requires Xin Ao to be acquired for cash and BVI-ACM was not able to raise sufficient funds to pay the full appraised value for Xin Ao’s assets or shares as required under PRC law.

Note 2 - Summary of significant accounting policies

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of BVI-ACM and its wholly owned subsidiary, China-ACMH and its variable interest entity Xin Ao. All significant inter-company transactions and balances have been eliminated in consolidation. BVI-ACM, its subsidiary and Xin Ao, together are referred to as the Company.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. In connection with the adoption of FIN 46R, the Company concludes that Xin Ao is a VIE and BVI-ACM is the primary beneficiary. Under FIN 46R transition rules, the financial statements of Xin Ao are then consolidated into the Company’s consolidated financial statements.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency Renminbi (“RMB”), as their functional currency. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period, and equity is translated at historical exchange rates.

Asset and liability accounts at December 31, 2007 were translated at 7.29 RMB to $1.00 USD. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the six months ended December 31, 2007 and 2006 were 7.49 RMB and 7.91 RMB to $1.00 USD, respectively. In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operation and no material transaction gains or loss for the six months ended December 31, 2007 and 2006.

Revenue recognition

The Company recognizes revenue in accordance with SAB No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), which specifies that revenue is realized or realizable and earned when four criteria are met:

•	Persuasive evidence of an arrangement exists (the Company considers its sales contracts to be pervasive evidence of an arrangement);
•	Delivery has occurred or services have been rendered;
•	The seller’s price to the buyer is fixed or determinable; and
•	Collectibility of payment is reasonably assured.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

The Company sells its products mainly to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery and quantity terms, which are evidenced separately in purchase orders. The Company does not sell products to customers on a consignment basis. There is no right of return after the product has been injected into the location specified by the contract and accepted by the customer. Titles are transferred after the products are shipped and accepted by customer.

The Company recognizes revenue when the goods are delivered and titles have passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 6% of the gross sales price.

Due to the fact that the Company uses recycled raw material to manufacture its products, the State Administration of Taxation has granted the Company VAT Tax Exemption from August 2005 thru August 2009. The VAT tax collected from customer is kept by the Company and recorded as Other Subsidy Income due to the above mentioned exemption.

The purchase price of products is fixed and customers are not allowed to renegotiate pricing after contracts have been signed. The agreements with the customers include a cancellation clause if the Company breaches the contract terms specified in the agreement.

Shipping and handling

Shipping and handling costs related to costs of the raw material purchased is included in cost of revenues.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company estimates the allowance for doubtful accounts. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ materially from these estimates.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Financial instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, prepayments, accounts payable, accrued liabilities, other payables, taxes payable, and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Concentration of risk

•
Cash - Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. Total cash in these banks at December 31, 2007 amounted to $408,608 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

•
Major customers and suppliers - For the six months ended December 31, 2007, three customers accounted for approximately 36% of the Company's sales, these customers accounted for approximately 26% of the Company’s accounts receivable as of December 31, 2007. For the six months ended December 31, 2006, one customer accounted for approximately 26% of the Company's sales. For the six months ended December 31, 2007, two suppliers accounted for approximately 30% of the Company’s purchases and approximately 8% of the Company’s accounts payable as of December 31, 2007. For the six months ended December 31, 2006, two suppliers accounted for approximately 22% of the Company’s purchases.

•
Political and economic risk - The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Inventories

Inventories, consisting of raw materials related to the Company’s products, are stated at the lower of cost or market, using a weighted average cost method. The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2007, the Company determined that no reserves were necessary.

Prepayments

The Company advances monies to certain vendors for purchasing its materials. The advances to suppliers or prepayments are interest free and unsecured.

Plant and equipment

Plant and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value.

Estimated useful lives of the assets are as follows:

Useful Life
Transportation equipment	10 years
Plant machinery	10 years
Office equipment	5 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

Long-lived assets of the Company are reviewed periodically, or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2007, the Company expects these assets to be fully recoverable.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Accounts receivable, trade and allowance for doubtful accounts

The Company’s business operations are conducted in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers by selling on various credit terms. Management reviews its accounts receivable on at each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. The Company’s existing reserve is consistent with its historical experience and considered adequate by the management.

Income taxes

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on the Company’s financial position or results of operations.

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC). The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being assumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Deferred taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred taxes are charged or credited to the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Chinese Income Tax

The Company and its subsidiary are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

Xin Ao has been using recycled raw materials in its production since its inception which entitles the Company to an income tax exemption from January 1, 2003 through December 31, 2007 as granted by the State Administration of Taxation, PRC.

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended December 31, 2007 and 2006:

	2007	2006
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	33.0	33.0
China income tax exemption	(33.0)	(33.0)
Effective income tax rates	-%	-%

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product. Due to the fact that the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT Tax Exemption from August 2005 thru August 2009. The VAT tax collected from customer is kept by the Company and recorded as Other Subsidy Income in other income, net in the accompanying financial statements.

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives. Research and development expense amounted to $5,938 and $113,752 for the six months ended December 31, 2007 and 2006, respectively. Research and development expense amounted to $4,805 and $86,102 for the three months ended December 31, 2007 and 2006, respectively.

Recently issued accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Management believes the adoption of this standard has an immaterial impact on the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

In December 2007, the FASB issued SFAS No. 160,“Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

Company reporting year end

For US financial statement reporting purposes beginning from 2006, the Company has adopted June 30 as its fiscal year end.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Note 3 - Supplemental disclosure of cash flow information

Interest expense paid amounted to $151,669 and $428,231 for the six months ended December 31, 2007 and 2006, respectively.

Income tax payments paid amounted to $0 and $0 for the six months ended December 31, 2007 and 2006, respectively.

Non-cash transactions for the six months ended December 31, 2007

The Company had assigned accounts receivables in the amount of $1,343,937 to the suppliers as an offset of the liabilities owed recorded under accounts payable and also assigned accounts receivables in the amount of $13,246 as an offset to other payable.

Non-cash transactions for the six months ended December 31, 2006

The Company had assigned accounts receivable in the amount of $3,682,700 to the suppliers as an offset of the liabilities owed recorded under accounts payable and also assigned accounts receivables in the amount of $9,077 as an offset to other payable.

Note 4 - Marketable securities

All securities are available for sale and therefore carried at fair value with unrealized gains and losses reported as accumulated other comprehensive income in the shareholders’ equity section of the balance sheet. Realized gains and losses on securities available for sale are included in other income and expense and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific-identification method.

There were no realized gains or losses from the sale of marketable securities during the six months ended December 31, 2007 and 2006, respectively. The Company determines cost on the specific identification method. Unrealized gains totaling $23,443 and $2,844 were recorded as other comprehensive income for the six months ended December 31, 2007 and 2006, respectively.

Note 5 - Accounts receivable, trade and allowance for doubtful accounts

Accounts receivable, trade net of allowance for doubtful accounts outstanding as of December 31, 2007 was $13,247,713. Management reviews its accounts receivable each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Accounts receivable and allowance for doubtful accounts consist of the following:

December 31, 2007
(Unaudited)
Accounts receivable	$13,407,236
Less: allowance for doubtful accounts	159,523
Total	$13,247,713

Note 6 - Inventories

Inventories consisted only of raw materials to be used in production. Inventories amounted to $376,530 as of December 31, 2007.

Note 7 - Other receivables - related parties

Other receivables - related party represents the short term loan that the Company lent to Beijing XinHang Construction Ltd, which is owned by one of the Company’s shareholder. The loan is three months and bears 0.75% interest rate. As of December 31, 2007, total receivables from Beijing Xinhang Construction Ltd amounted to $4,006,476. On March 18, 2008, the Company has received the outstanding balance in full.

Note 8 - Plant and equipments

Plant and equipments consist of the following:

December 31, 2007
(Unaudited)
Transportation equipment	$4,461,056
Transportation equipment acquired through capital leases	6,042,360
Plant machinery	1,780,313
Office equipment	39,473
Construction in progress	186,132
Total	12,509,334
Less: accumulated depreciation	(2,642,620)
Less: accumulated depreciation of transportation equipment acquired through capital leases	(2,182,483)
Plant and equipment, net	$7,684,231

The Company leased 37 concrete mixing trucks under non-cancellable capital leases agreements. As of December 31, 2007 all capital leases were fully paid off. The amount of transportation equipment capitalized under such agreements and related accumulated depreciation are included in the table above.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Construction in progress represents labor costs, material, capitalized interest incurred in connection with the construction of a new mixed station inside the current plant facility in Beijing. The management expects that the construction of the new plant will be completed by the end of 2007. No depreciation is provided for construction in progress until such time until the constructions are completed and are placed into service. Those assets will be subject to the depreciation based upon the nature of the fixed assets.

The depreciation expense for the six months ended December 31, 2007 and 2006 amounted to $544,359 and $538,88 respectively.

As of December 31, 2007, a total of $23,338 of interest expense has been capitalized into construction in progress.

Note 9 - Short term loans

The short term loans represent amounts due to various banks, finance companies, unrelated companies with good business relationships with the Company, and employees, which are due on demand or normally within one year. These loans can be renewable. The Company had a total of $3,642,747 outstanding on these loans as of December 31, 2007. The loans consisted of the following:

December 31, 2007
(Unaudited)
Loan from Huaxia Bank, with effective annual interest rate of 8.59%, due August 10, 2008, guaranteed by Company’s shareholder Mr. Han Xianfu.	$2,742,000

Loan from unrelated company Beijing Hengxin Huaxing Auto Accessories Company, with no interest, due upon demand, unsecured.	356,460

Loan from unrelated company Beijing Hongda Huaxin Wujinjidian Company, with no interest, due upon demand, unsecured.	191,940

Loan from various employees, with effective annual interest rate of 20%, due various dates between 2007 and 2008, unsecured.	352,347

Total short term loans	$3,642,747

Total interest expense on short term loans for the six months ended December 31, 2007 and 2006 amounted to $146,934 and $428,231, respectively.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

Note 10 - Taxes payable

Corporate income taxes

The Company is organized in the People’s Republic of China (PRC). The Company and its subsidiaries are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.

For the six months ended December 31, 2007 and 2006, the provision for income taxes amounted to $0, and $0, respectively. The estimated tax savings due to this tax exemption for the six months ended December 31, 2007 and 2006 amounted to $816,413 and $508,217, respectively.

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

Due to the Company’s VAT tax exempt status, the Company did not pay any VAT tax and the VAT collected from its customers is recorded as other subsidy income until the expiration of exemption in August 2009.

Recent changes in PRC’s corporate income taxes

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

The key changes are:

The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays a reduced rate of 15%;

Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point “a” above when the grace period expires.

The Company is granted income tax exemption from January 1, 2003 to December 31, 2007. Since the detailed guidelines of the new tax law were not publicized yet, the Company can not determine what the new tax rate (15% or 25%) will be applicable to the Company and its subsidiaries after the end of their respective tax holiday terms.

Taxes payable consisted of the following:

Decmber 31, 2007
(Unaudited)
VAT payable	$-
Income tax payable	42
Other misc. taxes or levies
Total taxes payable	$42

Total income tax and VAT tax paid for the six months ended December 31, 2007 and 2006 amounted to $0 and $0, respectively.

Note 11 - Reserves and dividends

The laws and regulations of the People’s Republic of China require that before foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the six months ended December 31, 2007 and 2006, the Company transferred $247,398 and $65,976 to this reserve which represents 10% of the current period’s net income determined in accordance with PRC accounting rules and regulations.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by a foreign invested enterprise. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Note 12 - Operating leases

The Company leases manufacturing plant, office space, and employee dorms from unrelated parties. Total lease expense for the six months ended December 31, 2007 and 2006 was $147,646 and $138,998, respectively. Total future minimum lease payments as of December 31, 2007 are as follows:

Year ended June 30,	Amount
2008	$114,191
Thereafter	-

Note 13 - Employee pension

The Company offers a discretionary pension fund, a defined contribution plan, to qualified employees. The pension includes two parts: the first to be paid by the Company is 20% of the employee’s actual salary in the prior year. The other part, paid by the employee, is 8% of the actual salary. The Company made $3,036 in contributions of employment benefits, including pension in the six months ended December 31, 2007. The Company made $0 in contributions of employment benefits, including pension in the six months ended December 31, 2006.

Note 14 - Contribution Receivable

On July 8, 2005, Xin Ao’s board of directors passed a resolution to increase the registered capital from $3.63 million (RMB 30million) to $12.1 million (RMB100 million). The increase in registered capital of $8.47 million (RMB70 million) was to be funded by the undistributed profits as of June 30, 2005. Since Xin Ao did not have sufficient undistributed profits from June 30, 2005, the amount of increase was recorded as a contribution receivable.

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)
Xin Ao Construction Materials, Inc. (“BVI-ACM”) was established on October 9, 2007, under the laws of British Virgin Islands. At inception, BVI-ACM issued 10,000 shares of common stock to its founding shareholders. The shares were issued at par value of $0.01 per share. The balance of $100 is shown in Contribution Receivable on the accompanying consolidated financial statements.

On November 23, 2007, BVI-ACM established a 100% subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), in PRC as a wholly owned foreign limited liability company with registered capital of $5 million. According to the laws of PRC, BVI-ACM is required to pay 15% of $5 million by February 22, 2008 and the remaining balance by November 22, 2009.

As of December 31, 2007, a contribution receivable in the amount of $6,210,100 remains unpaid.

Contribution receivable consisted of the following:

December 31, 2007
(Unaudited)
Beijing Xin Ao Concrete Company	$1,210,000
Construction Material Technology Co., Ltd	5,000,000
Xin Ao Construction Materials, Inc	100
Total contribution receivable	$6,210,100

Note 15 - Contribution Payable

As described in note 14 above, BVI-ACM did not make payments of $5 million to China-ACMH as of December 31, 2007 and recorded a contribution payable on the accompanying consolidated financial statements.

Note 16 - Legal proceedings

From time to time, the Company becomes involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

Following is the summary of the current litigation as of December 31, 2007:

Beijing Xin’Ao Concrete Co., Ltd vs. Beijing Boda Guosheng Investment Co., Ltd. (Beijing District Court, PRC)

XIN AO CONSTRUCTION MATERIALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(UNAUDITED)

In August 2006, Beijing Xin’Ao (the “Company”) filed a lawsuit against Beijing Boda Guosheng Investment Co., Ltd (“Boda”) seeking specific performance of Boda’s alleged obligation under the sales contract with the Company to pay RMB 1,983,267 for the cement supplied by the Company between March 2005 and June 2005 and compensatory damage of RMB 171,087 to cover the interest incurred on the unpaid purchase. The Court has ruled against Boda and had ordered Boda to pay the damages requested by the Company but Boda is still in the process of appealing against the court rulings. The Company does not believe that the ultimate outcome of this case will have a material adverse effect on the Company. In November 2007, the Appeals Court upheld the original verdict and ordered Boda to pay all the damages to the Company.

Yunwei Zhang vs. Beijing Xin’Ao Concrete Co., Ltd. (Beijing District Court, PRC)

In May 2006, an action against the Company and Beijing Shandi Xinda Company by Yunwei Zhang in Beijing District Court seeking payment of RMB 814,200 for the damage caused by Qingbao Zhang, a contracted driver of the Company and an employee of Zhangbei County Labor Service Co., Ltd. The vehicle involved in the accident is owned by Beijing Shandi Xingda Company that leased the vehicle to the Company that subsequently leased the vehicle to Zhangbei County Labor Service Company. There has been no discovery to date and no trial has been scheduled. The Company intends to vigorously defend against Mr. Zhang’s claim. The Company does not believe that the ultimate outcome of this matter will have a material adverse effect on the Company.

Note 17 - Subsequent Events

On March 18, 2008, the Company’s related party, Beijing Xinhang Contraction Ltd. paid off the three-month short term loan. Total amount outstanding at December 31, 2007 was $4,006,476. (See Note 7 for loan details)

On March 28, 2008, the Company distributed approximately $7,260,000 (RMB60,000,000) from its retained earnings to offset the contribution receivables.

On April 29, 2008, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) by and among TJS Wood Flooring, Inc., (a Delaware Corporation) (“TJS”), BVI-ACM, and each of the shareholders of BVI-ACM. The close of the transaction took place on April 29, 2008. On the Closing date, pursuant to the terms of the Exchange Agreement, TJS acquired all of the outstanding shares of BVI-ACM from the BVI-ACM shareholders; and the BVI-ACM shareholders transferred and contributed all of their interest to TJS. In exchange, TJS issued to the BVI-ACM shareholders, 11,500,000 shares of common stock.